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Exhibit 23.1

Consent Of Independent Public Accountants

We consent to incorporation by reference in the registration statement (Registration No. 333-75070) on Form S-8 of INVESTools Inc. of our report dated April 16, 2004, with respect to the consolidated balance sheets of Service Enhancement Systems, Inc. (dba 360 Group) as of December 31, 2003 and 2002, and the related statements of operations, shareholders' equity, and cash flows for the years then ended, which report appears in this current report on Form 8-K of INVESTools Inc.

/s/ KPMG LLP

Houston, Texas
June 4, 2004

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  Exhibit 23.1